Exhibit 99.2
LIMELIGHT NETWORKS, INC.
PHILIP MAYNARD EMPLOYMENT AGREEMENT
     This Employment Agreement (the “Agreement”) is entered into as of October 16th, 2007 (the “Signing Date”), by and between Limelight Networks, Inc. (the “Company”) and Philip Maynard (“Executive”).
     1. Duties and Scope of Employment.
          (a) Positions and Duties. No later than November 1, 2007, Executive will commence service as the Company’s Senior Vice President, Chief Legal Officer and Secretary. Executive will report to the Company’s Chief Executive Officer (the “CEO”). The date on which Executive actually commences such service as the Company’s Senior Vice President, Chief Legal Officer and Secretary shall be the “Effective Date.” As of the Effective Date, Executive will render such business and professional services in the performance of his duties, consistent with Executive’s position within the Company, as will reasonably be assigned to him by the CEO. The period Executive is employed by the Company under this Agreement is referred to herein as the “Employment Term.” In the event that Executive fails to begin full-time employment with the Company within sixty (60) days following the date hereof, this Agreement and any option to be granted pursuant to the terms hereof shall be null and void upon the date of such failure.
          (b) Obligations. During the Employment Term, Executive, except as provided in this Agreement, will devote Executive’s full business efforts and time to the Company and will use good faith efforts to discharge Executive’s obligations under this Agreement to the best of Executive’s ability and in accordance with each of the Company’s written corporate guidance and ethics guidelines, conflict of interests policies and code of conduct as the Company may adopt from time to time. For the duration of the Employment Term, Executive agrees not to actively engage in any other employment, occupation, or consulting activity for any direct or indirect remuneration without the prior approval of the CEO (which approval will not be unreasonably withheld); provided, however, that Executive may, without the approval of the CEO, serve in any capacity with any civic, educational, professional, industry or charitable organization, provided such services do not interfere with Executive’s obligations to Company.
               (i) Executive hereby represents, warrants and covenants to the Company that as of the Effective Time, Executive will not be a party to any contract, understanding, agreement or policy, written or otherwise, that will be breached by Executive’s entering into, or performing services under, this Agreement. Executive further represents that he has disclosed to the Company in writing all threatened, pending, or actual claims that are unresolved and still outstanding as of the Signing Date, in each case, against Executive of which he is aware, if any, as a result of his employment with any previous employer or his membership on any boards of directors.
          (c) Other Entities. Executive agrees to serve if appointed, without additional compensation, as an officer and director for each of the Company’s subsidiaries, partnerships, joint ventures, limited liability companies and other affiliates, including entities in which the Company has a significant investment as determined by the Company. As used in this Agreement, the term “affiliates” will mean any entity controlled by, controlling, or under common control of the Company.
     2. At-Will Employment. Executive and the Company agree that Executive’s employment with the Company constitutes “at-will” employment. Executive and the Company acknowledge that this employment relationship may be terminated at any time, upon written notice to the other party, with or without good cause or for any or no cause, at the option either of the Company or Executive. However, as described in this Agreement, Executive may be entitled to severance benefits depending upon the circumstances of Executive’s termination of employment.
     3. Compensation.
          (a) Base Salary. Commencing with the Effective Date, the Company will pay Executive an annual salary of $225,000 as compensation for his services (such annual salary, as is then effective, to be referred to herein as “Base Salary”). Executive’s Base Salary will be subject to annual review (subject to the provisions of Section 11(e)(iii) of this Agreement). The Base Salary will be paid periodically in accordance with the Company’s normal payroll practices and will be subject to the usual, required withholdings.
          (b) Annual Incentive. Executive will be eligible to receive annual cash incentives payable for the achievement of performance goals established by the Board of Directors of the Company (the “Board”) or by the Compensation Committee of the Board (the “Committee”). During calendar year 2007, Executive’s target annual incentive (“Target Annual Incentive”) will be $75,000, which shall be pro rated for the portion of calendar year 2007 during which Executive is an employee of the Company. The actual earned annual cash incentive, if any, payable to Executive for any performance period will depend upon the extent to which the applicable performance goal(s) specified by the Committee with the input of Executive are achieved.
          (c) Equity Award.
               (i) On the third day following the Company’s earnings release for the third quarter of fiscal year 2007, the Company will issue to Executive an option to purchase 200,000 shares of the Company’s Common Stock at a per share exercise price equal to the Fair Market Value on such day, as such term is defined in the Company’s 2007 Equity Incentive Plan (the “Plan”), which is equal to the closing sales price of the Company’s Common Stock on the Nasdaq Stock Market on the date of the grant (the “Option”). The Option will be granted under and subject to the terms, definitions and provisions of the Plan. One-fourth (1/4th) of the total number of shares of Common Stock subject to the Option shall vest and become exercisable on the one (1) year anniversary of the Effective Date, and an additional one thirty-sixth (1/36th) of the total remaining number of shares of Common Stock subject to the Option shall vest and become exercisable on the same day as the Effective Date of each calendar month thereafter, provided that Executive continues to be a Service Provider (as such term is defined in the Plan) through each such date. Except as provided in this Agreement, the Option will be subject to the Company’s standard terms and conditions for options granted under the Plan.

               (ii) In the event that the Company consummates a Change of Control transaction, 50% of Executive’s then outstanding unvested equity awards will vest.
     4. Employee Benefits.
          (a) Generally. Executive will be eligible to participate in accordance with the terms of all Company employee benefit plans, policies and arrangements that are applicable to other executive officers of the Company, as such plans, policies and arrangements may exist from time to time.
          (b) Vacation. Executive will be entitled to receive paid annual vacation in accordance with Company policy for other senior executive officers, but with vacation accrual of not less than four (4) weeks per year.
     5. Expenses. The Company will reimburse Executive for reasonable travel, entertainment and other expenses, and for professional association fees and continuing education expenses, incurred by Executive in the furtherance of the performance of Executive’s duties hereunder. In addition, the Company shall reimburse Executive for up to $2,500 for his expenses in engaging legal counsel to review this Agreement on his behalf. The Company will also reimburse Executive for expenses actually incurred in renting an apartment in the Phoenix area, which expenses shall not exceed $2,000 per month, for a period not to exceed one hundred eighty (180) days following the Effective Date. The Company will also reimburse Executive for expenses actually incurred in air travel for up to three (3) round trips per calendar month between the Phoenix, Arizona area and the Orange County, California area, through May 31, 2008. All reimbursements to Executive by the Company pursuant to this Section 5 shall be in accordance with the Company’s expense reimbursement policy as in effect from time to time, and such reimbursements shall not be deemed to be included in the Relocation Amount (defined below).
     6. Moving and Relocation Related Expenses. Executive will be entitled to a cash reimbursement to cover Executive’s reasonable moving and relocation related expenses actually incurred in an amount which shall be grossed up to account for taxes incurred by Executive on such cash reimbursement (the “Relocation Amount”), provided that in no circumstance shall the Relocation Amount exceed $25,000 in the aggregate, to be paid as the Relocation Amount is incurred, in accordance with the Company’s normal payroll practices and subject to the usual, required withholding. In the event Executive’s services to the Company terminate for any reason on or prior to the six (6) month anniversary of the Effective Date, Executive will return to the Company one hundred percent (100%) of the Relocation Amount; provided, however, that if Executive’s services to the Company are (a) terminated by the Company without Cause (as defined below), (b) terminated by Executive for Good Reason (as defined below), (c) terminated due to Executive’s death or disability, on or prior to the six (6) month anniversary of the Effective Date or (c) terminated after a Change of Control, Executive shall not be required to return any portion of the Relocation Amount.
     7. Termination of Employment. In the event Executive’s employment with the Company terminates for any reason, Executive will be entitled to any (a) unpaid Base Salary accrued up to the effective date of termination; (b) unpaid, but earned and accrued annual incentive for any completed fiscal year as of his termination of employment; (c) pay for accrued but unused vacation; (d) benefits or compensation as provided under the terms of any employee benefit and compensation agreements or plans applicable to Executive; (e) unreimbursed business expenses required to be reimbursed to Executive; and (f) rights to indemnification Executive may have under the Company’s Certificate of Incorporation, Bylaws, this Agreement, and/or separate indemnification agreement, as applicable. In the event Executive’s employment with the Company terminates for any reason (other than Cause), Executive will be entitled to exercise any outstanding vested stock options for a period of six months following the later of such termination of employment or the date upon which Executive ceases to provide any other services to the Company or any of its affiliates, whether as a director, independent contractor or otherwise, but in no event later than the applicable scheduled expiration date of such award (in the absence of any termination of employment) as set forth in the award agreement. For purposes of clarity, the term “expiration date” shall be the scheduled expiration of the option agreement and not the period that Executive shall be entitled to exercise such option. In addition, if the termination is by the Company without Cause or Executive resigns for Good Reason, Executive will be entitled to the amounts and benefits specified in Section 8.
     8. Severance.
          (a) Termination Without Cause or Resignation for Good Reason other than in Connection with a Change of Control. If Executive’s employment is terminated by the Company without Cause or if Executive resigns for Good Reason, and such termination is not in Connection with a Change of Control, then, subject to Section 9, Executive will receive: (i) continued payment of Executive’s Base Salary (subject to applicable tax withholdings) for twelve (12) months, such amounts to be paid in accordance with the Company’s normal payroll policies; (ii) the actual earned cash incentive, if any, payable to Executive for the current year, pro-rated to the date of termination, with such pro-rated amount to be calculated by multiplying the current year’s Target Annual Incentive by a fraction with a numerator equal to the number of days inclusive between the start of the current calendar year and the date of termination and a denominator equal to 365, such amounts to be paid at the same time as similar bonus payments are made to the Company’s other executive officers, and (iii) reimbursement for premiums paid for continued health benefits for Executive (and any eligible dependents) under the Company’s health plans until the earlier of (A) twelve (12) months, payable when such premiums are due (provided Executive validly elects to continue coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”)), or (B) the date upon which Executive and Executive’s eligible dependents become covered under similar plans. For purposes of clarity, the Compensation Committee of the Board of Directors shall determine, in good faith, the extent to which any cash incentive has been earned by Executive.
          (b) Termination Without Cause or Resignation for Good Reason in Connection with a Change of Control. If Executive’s employment is terminated by the Company without Cause or by Executive for Good Reason, and the termination is in Connection with a Change of Control, then, subject to Section 9, Executive will receive: (i) continued payment of Executive’s Base Salary for the year in which the termination occurs (subject to applicable tax withholdings), for twelve (12) months, such amounts to be paid in accordance with the Company’s normal payroll policies; (ii) the payment in an amount equal to 100% of Executive’s Target Annual Incentive for the year in which the termination occurs (subject to applicable tax withholdings), such amounts to be paid in accordance with the Company’s normal payroll policies over the course of twelve (12) months;

(iii) 100% of Executive’s then outstanding unvested equity awards will vest, and (iv) reimbursement for premiums paid for continued health benefits for Executive (and any eligible dependents) under the Company’s health plans until the earlier of (A) twelve (12) months, payable when such premiums are due (provided Executive validly elects to continue coverage under COBRA), or (B) the date upon which Executive and Executive’s eligible dependents become covered under similar plans.
          (c) Voluntary Termination Without Good Reason or Termination for Cause. If Executive’s employment is terminated voluntarily (excluding a termination for Good Reason) or is terminated for Cause by the Company, then, except as provided in Section 7, (i) all further vesting of Executive’s outstanding equity awards will terminate immediately and such options shall be exercisable in accordance with the Company’s stock option plan; (ii) all payments of compensation by the Company to Executive hereunder will terminate immediately, and (iii) Executive will be eligible for severance benefits only in accordance with the Company’s then established plans. In the event that Executive’s employment is terminated due to death or Disability, twenty-five percent (25%) of Executive’s then unvested Option shall vest.
     9. Conditions to Receipt of Severance: No Duty to Mitigate.
          (a) Separation Agreement and Release of Claims. The receipt of any severance or other benefits pursuant to Section 8 will be subject to Executive signing and not revoking a separation agreement and release of claims in a form reasonably acceptable to the Company. No severance or other benefits pursuant to Section 8 will be paid or provided until the separation agreement and release agreement becomes effective.
          (b) Non-solicitation and Non-competition. The receipt of any severance or other benefits pursuant to Section 8 will be subject to Executive agreeing that during the Employment Term and for twenty-four (24) months thereafter, Executive will not (i) solicit any employee of the Company (other than Executive’s personal assistant) for employment other than at the Company, or (ii) directly or indirectly engage in, have any ownership interest in or participate in any entity that as of the date of termination competes with the Company in any substantial business of the Company or any business reasonably expected to become a substantial business of the Company. If Executive violates this Section 9(b), the Company’s sole form of recourse will be to terminate any future payments or benefits owed to Executive pursuant to Section 8 of this Agreement. Executive’s passive ownership of not more than 1% of any publicly traded company and/or 5% ownership of any privately held company will not constitute a breach of this Section 9(b). Public solicitation, such as by taking out ads in a newspaper, advertising on the web and the like, not specifically aimed at employees of the Company, will not constitute a breach of this Section 9(b).
          (c) Nondisparagement. During the Employment Term and Continuance Period, Executive and the Company in its official communications will not knowingly and materially disparage, criticize, or otherwise make any derogatory statements regarding the other. The Company will instruct its officers and directors to not knowingly and materially disparage, criticize, or otherwise make any derogatory statements regarding Executive. Notwithstanding the foregoing, nothing contained in this agreement will be deemed to restrict Executive, the Company or any of the Company’s current or former officers and/or directors from providing factual information to any governmental or regulatory agency (or in any way limit the content of any such information) to the extent they are requested or required to provide such information pursuant to applicable law or regulation.
          (d) Other Requirements. Executive’s receipt of continued severance payments pursuant to Section 8 will be subject to Executive continuing to comply with the terms of the Confidential Information Agreement and the provisions of this Section 9.
          (e) No Duty to Mitigate. Executive will not be required to mitigate the amount of any payment contemplated by this Agreement, nor will any earnings that Executive may receive from any other source reduce any such payment.
     10. Excise Tax. In the event that the benefits provided for in this Agreement constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) and will be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then Executive’s severance benefits payable under the terms of this Agreement will be, at Executive’s option, either (a) delivered in full, or (b) delivered as to such lesser extent which would result in no portion of such severance benefits being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by Executive on an after-tax basis, of the greatest amount of severance benefits.
     11. Definitions.
          (a) Cause. For purposes of this Agreement, “Cause” will mean:
               (i) Acts or omissions constituting gross negligence, recklessness or willful misconduct on the part of Executive with respect to Executive’s obligations under this Agreement or otherwise relating to the business of Company;
               (ii) Any act of personal dishonesty taken by Executive in connection with his responsibilities as an employee of the Company with the intention or reasonable expectation that such action may result in the substantial personal enrichment of Executive;
               (iii) Executive’s conviction of, or plea of nolo contendere to, a felony that the Board reasonably believes has had or will have a material detrimental effect on the Company’s reputation or business;
               (iv) A breach of any fiduciary duty owed to the Company by Executive that has a material detrimental effect on the Company’s reputation or business;
               (v) Executive being found liable in any Securities and Exchange Commission or other civil or criminal securities law action or entering any cease and desist order with respect to such action (regardless of whether or not Executive admits or denies liability);
               (vi) Executive (A) obstructing or impeding; (B) endeavoring to obstruct, impede or improperly influence, or (C) failing to materially cooperate with, any investigation authorized by the Board or any governmental or self-regulatory entity (an “Investigation”). However, Executive’s failure to waive attorney-client privilege relating to communications with Executive’s own attorney in connection with an Investigation will not constitute “Cause”;
               (vii) Executive’s disqualification or bar by any governmental or self-regulatory authority from serving in the capacity contemplated by this Agreement or Executive’s loss of any governmental or self-regulatory license that is reasonably necessary for Executive to perform his responsibilities to the Company under this Agreement, if (A) the disqualification, bar or loss continues for more than thirty (30) days, and (B) during that period the Company uses its good faith efforts to cause the disqualification or bar to be lifted or the license replaced. While any disqualification, bar or loss continues during Executive’s employment, Executive will serve in the capacity contemplated by this Agreement to whatever extent legally permissible and, if Executive’s employment is not permissible, Executive will be placed on leave (which will be paid to the extent legally permissible); or
               (viii) Executive’s failure to relocate to the Phoenix area within nine (9) months of the Effective Date.
          (b) Change of Control. For purposes of this Agreement, “Change of Control” will mean the occurrence of any of the following events:
               (i) The consummation by the Company of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;
               (ii) The approval by the stockholders of the Company, or if stockholder approval is not required, approval by the Board, of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; or
               (iii) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than Goldman Sachs and its related funds and entities, becoming the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities.
          (c) Continuance Period. For purposes of this Agreement, “Continuance Period” will mean the period of time beginning on the date of the termination of Executive’s employment and ending on the date on which Executive is no longer receiving Base Salary payments under Section 8.
          (d) Disability. For purposes of this Agreement, “Disability” will mean Executive’s absence from his responsibilities with the Company on a full-time basis for 120 calendar days in any consecutive twelve (12) month period as a result of Executive’s mental or physical illness or injury.
          (e) Good Reason. For purposes of this Agreement, “Good Reason” means the occurrence of any of the following, without Executive’s express written consent:
               (i) An adverse change in Executive’s title or reporting relationship, or a significant reduction of Executive’s duties, position, or responsibilities, relative to Executive’s duties, position, or responsibilities in effect immediately prior to such reduction;
               (ii) A material reduction in the kind or level of employee benefits to which Executive is entitled immediately prior to such reduction with the result that Executive’s overall benefits package is significantly reduced. Notwithstanding the foregoing, a one-time reduction that also is applied to substantially all other executive officers of the Company and that reduces the level of employee benefits by a percentage reduction of 10% or less will not constitute “Good Reason”;
               (iii) A reduction in Executive’s Base Salary or Target Annual Incentive as in effect immediately prior to such reduction. Notwithstanding the foregoing, a one-time reduction that also is applied to substantially all other executive officers of the Company and which one-time reduction reduces the Base Salary or Target Annual Incentive by a percentage reduction of 10% or less in the aggregate will not constitute “Good Reason”;
               (iv) The relocation of Executive to a facility or location more than twenty- five (25) miles from the location of the Company’s executive offices as of the Effective Date;
               (v) Any material breach by the Company of any material contractual obligation owed Executive which breach is not remedied within thirty (30) days of written notice; or
               (vi) The failure of the Company to obtain the assumption of this Agreement by a successor.
          (f) In Connection with a Change of Control. For purposes of this Agreement, a termination of Executive’s employment with the Company is “in Connection with a Change of Control” if Executive’s employment is terminated within three (3) months prior the execution of an agreement that results in a Change of Control or twelve (12) months following a Change of Control.
     12. Indemnification. Subject to applicable law, Executive will be provided indemnification to the maximum extent permitted by the Company’s Certificate of Incorporation or Bylaws, including, if applicable, any directors and officers insurance policies, with such indemnification to be on terms determined by the Board or any of its committees, but on terms no less favorable than provided to any other Company executive officer or director and subject to the terms of any separate written indemnification agreement.
     13. Confidential Information. Executive will execute the form of Employment, Confidential Information and Invention Assignment Agreement, appended hereto as Exhibit A (the “Confidential Information Agreement”). In the event of any inconsistency between the terms of this Agreement and the terms of the Confidential Information Agreement, this Agreement will prevail.

     14. Assignment. This Agreement will be binding upon and inure to the benefit of (a) the heirs, executors and legal representatives of Executive upon Executive’s death, and (b) any successor of the Company. Any such successor of the Company will be deemed substituted for the Company under the terms of this Agreement for all purposes. For this purpose, “successor” means any person, firm, corporation, or other business entity which at any time, whether by purchase, merger, or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company. None of the rights of Executive to receive any form of compensation payable pursuant to this Agreement may be assigned or transferred except by will or the laws of descent and distribution. Any other attempted assignment, transfer, conveyance, or other disposition of Executive’s right to compensation or other benefits will be null and void. This Section 14 will in no way prevent Executive from transferring any vested property he owns.
     15. Notices. All notices, requests, demands and other communications called for hereunder will be in writing and will be deemed given (a) on the date of delivery if delivered personally; (b) one (1) day after being sent overnight by a well-established commercial overnight service, or (c) four (4) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors at the following addresses, or at such other addresses as the parties may later designate in writing:
If to the Company:
2220 W 14th Street
Tempe, Arizona 85281
Attn: Human Resources
If to Executive:
at the last residential address known by the Company.
     16. Severability. If any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, this Agreement will continue in full force and effect without said provision.
     17. Arbitration. The parties agree that any and all disputes arising out of the terms of this Agreement, Executive’s employment by the Company, Executive’s service as an officer or director of the Company, or Executive’s compensation and benefits, their interpretation and any of the matters herein released, will be subject to binding arbitration. In the event of a dispute, the parties (or their legal representatives) will promptly confer to select a single Arbitrator mutually acceptable to both parties. If the parties cannot agree on an Arbitrator, then the moving party may file a Demand for Arbitration with the American Arbitration Association (“AAA”) in Phoenix, Arizona, who will be selected and appointed consistent with the AAA-Employment Dispute Resolution Rules. Any arbitration will be conducted in a manner consistent with AAA National Rules for the Resolution of Employment Disputes. The Parties further agree that the prevailing party in any arbitration will be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. The parties hereby agree to waive their right to have any dispute between them resolved in a court of law by a judge or jury. This paragraph will not prevent either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the Parties and the subject matter of their dispute relating to Executive’s obligations under this Agreement and the Confidential Information Agreement.
     18. Integration. This Agreement, together with the Confidential Information Agreement and the forms of equity award agreements that describe Executive’s outstanding equity awards, represents the entire agreement and understanding between the parties as to the subject matter herein and supersedes all prior or contemporaneous agreements whether written or oral. No waiver, alteration, or modification of any of the provisions of this Agreement will be binding unless in a writing and signed by duly authorized representatives of the parties hereto. In entering into this Agreement, no party has relied on or made any representation, warranty, inducement, promise, or understanding that is not in this Agreement. To the extent that any provisions of this Agreement conflict with those of any other agreement to be signed upon Executive’s hire, the terms in this Agreement will prevail.
     19. Waiver of Breach. The waiver of a breach of any term or provision of this Agreement, which must be in writing, will not operate as or be construed to be a waiver of any other previous or subsequent breach of this Agreement.
     20. Survival. The Confidential Information Agreement and the Company’s and Executive’s responsibilities under Sections 7, 8, 9 and 12 will survive the termination of this Agreement.
     21. Headings. All captions and Section headings used in this Agreement are for convenient reference only and do not form a part of this Agreement.
     22. Tax Withholding. All payments made pursuant to this Agreement will be subject to withholding of applicable taxes.
     23. Governing Law. This Agreement will be governed by the laws of the state of Arizona without regard to its conflict of laws provisions.
     24. Acknowledgment. Executive acknowledges that he has had the opportunity to discuss this matter with and obtain advice from his private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.
     25. Code Section 409A. Notwithstanding anything to the contrary in this Agreement, if the Company reasonably determines that Section 409A of the Code will result in the imposition of additional tax related to a payment of any severance or other benefits otherwise due to Executive on or within the six (6) month period following Executive’s termination or separation from service (as defined pursuant to said Section 409A), the severance benefits will accrue during such six (6) month period and will become payable in a lump sum payment on the date six (6) months and one (1) day following the date of Executive’s termination or separation from service, as the case may be. All subsequent payments, if any, will be payable as provided in this Agreement. The Company and Executive agree to work together in good faith to consider amendments to this Agreement necessary or appropriate to avoid imposition of any additional tax or income recognition prior to actual payment to Executive under Section 409A of the Code and any temporary or final Treasury Regulations and Internal Revenue Service guidance thereunder.
     26. Counterparts. This Agreement may be executed in counterparts, and each counterpart will have the same force and effect as an original and will constitute an effective, binding agreement on the part of each of the undersigned.

     IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by a duly authorized officer, as of the day and year written below.
COMPANY:
LIMELIGHT NETWORKS, INC.

/s/ Jeff Lunsford Jeff Lunsford, Chief Executive Officer	Date:	10-16, 2007

EXECUTIVE:

/s/ Philip Maynard Philip Maynard	Date:	10-15, 2007
[SIGNATURE PAGE TO PHILIP MAYNARD EMPLOYMENT AGREEMENT]

Exhibit A

LIMELIGHT NETWORKS, INC.
AT-WILL EMPLOYMENT, CONFIDENTIAL INFORMATION,
INVENTION ASSIGNMENT,
AND ARBITRATION AGREEMENT
     As a condition of my employment with Limelight Networks, Inc. its subsidiaries, affiliates, successors or assigns (together the “Company”), and in consideration of my employment with the Company and my receipt of the compensation now and hereafter paid to me by Company, I agree to the following:
     1. At-Will Employment.
     I UNDERSTAND AND ACKNOWLEDGE THAT MY EMPLOYMENT WITH THE COMPANY IS FOR AN UNSPECIFIED DURATION AND CONSTITUTES “AT-WILL” EMPLOYMENT. I ALSO UNDERSTAND THAT ANY REPRESENTATION TO THE CONTRARY IS UNAUTHORIZED AND NOT VALID UNLESS IN WRITING AND SIGNED BY THE PRESIDENT OF THE COMPANY. ACCORDINGLY, I ACKNOWLEDGE THAT MY EMPLOYMENT RELATIONSHIP MAY BE TERMINATED AT ANY TIME, WITH OR WITHOUT GOOD CAUSE OR FOR ANY OR NO CAUSE, AT MY OPTION OR AT THE OPTION OF THE COMPANY, WITH OR WITHOUT NOTICE.
     2. Confidential Information.
          A. Company Information. I agree at all times during my employment with the Company and thereafter, to hold in the strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm or corporation without written authorization of the President or the Board of Directors of the Company, any Company Confidential Information. I understand that my unauthorized use or disclosure of Company Confidential Information during my employment will lead to disciplinary action, up to and including immediate termination and legal action by the Company. I understand that “Company Confidential Information” means any non-public information that relates to the actual or anticipated business, research or development of the Company, or to the Company’s technical data, trade secrets or know-how, including, but not limited to, research, product plans or other information regarding the Company’s products or services and markets therefor, customer lists and customers (including, but not limited to, customers of the Company on which I called or with which I may become acquainted during the term of my employment), software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances and other business information; provided, however Company Confidential Information does not include any of the foregoing items to the extent the same have become publicly known and made generally available through no wrongful act of mine or of others.
          B. Former Employer Information. I agree that during my employment with the Company, I will not improperly use, disclose, or induce the Company to use any proprietary information or trade secrets of any former or concurrent employer or other person or entity. I further agree that I will not bring onto the premises of the Company or transfer onto the Company’s technology systems any unpublished document, proprietary information or trade secrets belonging to any such employer, person or entity unless consented to in writing by both Company and such employer, person or entity.
          C. Third Party Information. I recognize that the Company may have received and in the future may receive from third parties associated with the Company, e.g., the Company’s customers, suppliers, licensors, licensees, partners, or collaborators (“Associated Third Parties”) their confidential or proprietary information (“Associated Third Party Confidential Information”). By way of example, Associated Third Party Confidential Information may include the habits or practices of Associated Third Parties, the technology of Associated Third Parties, requirements of Associated Third Parties, and information related to the business conducted between the Company and such Associated Third Parties. I agree at all times during my employment with the Company and thereafter, to hold in the strictest confidence, and not to use or to disclose to any person, firm or corporation any Associated Third Party Confidential Information, except as necessary in carrying out my work for the Company consistent with the Company’s agreement with such Associated Third Parties. I understand that my unauthorized use or disclosure of Associated Third Party Confidential Information during my employment will lead to disciplinary action, up to and including immediate termination and legal action by the Company.
     3. Inventions.
          A. Inventions Retained and Licensed. I have attached hereto as Exhibit A, a list describing all inventions, discoveries, original works of authorship, developments, improvements, and trade secrets, which were conceived in whole or in part by me prior to my employment with the Company to which I have any right, title or interest, and which relate to the Company’s proposed business, products, or research and development (“Prior Inventions”); or, if no such list is attached, I represent and warrant that there are no such Prior Inventions. Furthermore, I represent and warrant that the inclusion of any Prior Inventions from Exhibit A of this Agreement will not materially affect my ability to perform all obligations under this Agreement. If, in the course of my employment with the Company, I incorporate into or use in connection with any product, process, service, technology or other work by or on behalf of Company any Prior Invention, I hereby grant to the Company a nonexclusive, royalty-free, fully paid-up, irrevocable, perpetual, worldwide license, with the right to grant and authorize sublicenses, to make, have made, modify, use, import, offer for sale, and sell such Prior Invention as part of or in connection with such product, process, service, technology or other work and to practice any method related thereto.
          B. Assignment of Inventions. I agree that I will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all my right, title, and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements, designs, discoveries, ideas, trademarks or trade secrets, whether or not patentable or registrable under patent, copyright or similar laws, which I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time I am in the employ of the Company (including during my off-duty hours), or with the use of Company’s equipment, supplies, facilities, or Company Confidential Information (collectively referred to as “Inventions”). I further acknowledge that all original works of authorship which are made by me

(solely or jointly with others) within the scope of and during the period of my employment with the Company and which are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act. I understand and agree that the decision whether or not to commercialize or market any Inventions is within the Company’s sole discretion and for the Company’s sole benefit and that no royalty or other consideration will be due to me as a result of the Company’s efforts to commercialize or market any such Inventions.
          C. Maintenance of Records. I agree to keep and maintain adequate, current, accurate, and authentic written records of all Inventions made by me (solely or jointly with others) during the term of my employment with the Company. The records will be in the form of notes, sketches, drawings, electronic files, reports, or any other format that may be specified by the Company. The records are and will be available to and remain the sole property of the Company at all times.
          D. Patent and Copyright Registrations. I agree to assist the Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Inventions and any rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem proper or necessary in order to apply for, register, obtain, maintain, defend, and enforce such rights and in order to assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title and interest in and to such Inventions and any rights relating thereto, and testifying in a suit or other proceeding relating to such Inventions and any rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement. If the Company is unable because of my mental or physical incapacity or for any other reason to secure my signature with respect to any Inventions including, without limitation, to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering such Inventions, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any papers, oaths and to do all other lawfully permitted acts with respect to such Inventions with the same legal force and effect as if executed by me.
     4. Conflicting Employment.
          A. Current Obligations. I agree that during the term of my employment with the Company, I will not engage in or undertake any other employment, occupation, consulting relationship or commitment that is directly related to the business in which the Company is now involved or becomes involved or has plans to become involved, nor will I engage in any other activities that conflict with my obligations to the Company.
          B. Prior Relationships. Without limiting Section 4.A, I represent that I have no other agreements, relationships or commitments to any other person or entity that conflict with my obligations to the Company under this Agreement or my ability to become employed and perform the services for which I am being hired by the Company. I further agree that if I have signed a confidentiality agreement or similar type of agreement with any former employer or other entity, I will comply with the terms of any such agreement to the extent that its terms are lawful under applicable law. I represent and warrant that after undertaking a careful search (including searches of my computers, cell phones, electronic devices and documents), I have returned all property and confidential information belonging to all prior employers. Moreover, in the event that the Company or any of its directors, officers, agents, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor or successor corporations, or assigns is sued based on any obligation or agreement to which I am a party or am bound, I agree to fully indemnify the Company, its directors, officers, agents, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns for all verdicts, judgments, settlements, and other losses incurred by the Company (the indemnitee) in the event that it is the subject of any legal action resulting from any breach of my obligations under this Agreement, as well as any reasonable attorneys’ fees and costs if the plaintiff is the prevailing party in such an action.
     5. Returning Company Documents. Upon separation from employment with the Company or on demand by the Company during my employment, I will immediately deliver to the Company, and will not keep in my possession, recreate or deliver to anyone else, any and all Company property, including, but not limited to, Company Confidential Information, Associated Third Party Confidential Information, as well as all devices and equipment belonging to the Company (including computers, handheld electronic devices, telephone equipment, and other electronic devices), Company credit cards, records, data, notes, notebooks, reports, files, proposals, lists, correspondence, specifications, drawings blueprints, sketches, materials, photographs, charts, all documents and property, and reproductions of any of the aforementioned items that were developed by me pursuant to my employment with the Company, obtained by me in connection with my employment with the Company, or otherwise belonging to the Company, its successors or assigns, including, without limitation, those records maintained pursuant to Section 3.C. I also consent to an exit interview to confirm my compliance with this Section 5.
     6. Termination Certification. Upon separation from employment with the Company, I agree to immediately sign and deliver to the Company the “Termination Certification” attached hereto as Exhibit B. I also agree to keep the Company advised of my home and business address for a period of three (3) years after termination of my employment with the Company, so that the Company can contact me regarding my continuing obligations provided by this Agreement.
     7. Notification of New Employer. In the event that I leave the employ of the Company, I hereby grant consent to notification by the Company to my new employer about my obligations under this Agreement.
     8. Solicitation of Employees. I agree that for a period of twelve (12) months immediately following the termination of my relationship with the Company for any reason, whether voluntary or involuntary, with or without cause, I shall not either directly or indirectly solicit any of the Company’s employees to leave their employment, or attempt to solicit employees of the Company, either for myself or for any other person or entity.

     9. Conflict of Interest Guidelines. I agree to diligently adhere all to policies of the Company including the Company’s insider’s trading policies and the Conflict of Interest Guidelines attached as Exhibit C hereto, which may be revised from time to time during my employment.
     10. Representations. I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I hereby represent and warrant that I have not entered into, and I will not enter into, any oral or written agreement in conflict herewith.
     11. Audit. I acknowledge that I have no reasonable expectation of privacy in any computer, technology system, email, handheld device, telephone, or documents that are used to conduct the business of the Company. As such, the Company has the right to audit and search all such items and systems, without further notice to me, to ensure that the Company is licensed to use the software on the Company’s devices in compliance with the Company’s software licensing policies, to ensure compliance with the Company’s policies, and for any other business-related purposes in the Company’s sole discretion. I understand that I am not permitted to add any unlicensed, unauthorized or non-compliant applications to the Company’s technology systems and that I shall refrain from copying unlicensed software onto the Company’s technology systems or using non-licensed software or web sites. I understand that it is my responsibility to comply with the Company’s policies governing use of the Company’s documents and the internet, email, telephone and technology systems to which I will have access in connection with my employment.
     12. Arbitration and Equitable Relief.
          A. Arbitration. IN CONSIDERATION OF MY EMPLOYMENT WITH THE COMPANY, ITS PROMISE TO ARBITRATE ALL EMPLOYMENT-RELATED DISPUTES, AND MY RECEIPT OF THE COMPENSATION, PAY RAISES AND OTHER BENEFITS PAID TO ME BY THE COMPANY, AT PRESENT AND IN THE FUTURE, I AGREE THAT ANY AND ALL CONTROVERSIES, CLAIMS, OR DISPUTES WITH ANYONE (INCLUDING THE COMPANY AND ANY EMPLOYEE, OFFICER, DIRECTOR, SHAREHOLDER OR BENEFIT PLAN OF THE COMPANY IN THEIR CAPACITY AS SUCH OR OTHERWISE), WHETHER BROUGHT ON AN INDIVIDUAL, GROUP, OR CLASS BASIS, ARISING OUT OF, RELATING TO, OR RESULTING FROM MY EMPLOYMENT WITH THE COMPANY OR THE TERMINATION OF MY EMPLOYMENT WITH THE COMPANY, INCLUDING ANY BREACH OF THIS AGREEMENT, SHALL BE SUBJECT TO BINDING ARBITRATION IN MARICOPA COUNTY IN THE STATE OF ARIZONA. DISPUTES WHICH I AGREE TO ARBITRATE, AND THEREBY AGREE TO WAIVE ANY RIGHT TO A TRIAL BY JURY, INCLUDE ANY STATUTORY CLAIMS UNDER STATE OR FEDERAL LAW, INCLUDING, BUT NOT LIMITED TO, CLAIMS UNDER TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE OLDER WORKERS BENEFIT PROTECTION ACT, THE SARBANES-OXLEY ACT, THE WORKER ADJUSTMENT AND RETRAINING NOTIFICATION ACT, THE FAMILY AND MEDICAL LEAVE ACT, CLAIMS OF

HARASSMENT, DISCRIMINATION AND WRONGFUL TERMINATION AND ANY STATUTORY CLAIMS. I FURTHER UNDERSTAND THAT THIS AGREEMENT TO ARBITRATE ALSO APPLIES TO ANY DISPUTES THAT THE COMPANY MAY HAVE WITH ME.
          B. Procedure. I AGREE THAT ANY ARBITRATION WILL BE ADMINISTERED BY THE AMERICAN ARBITRATION ASSOCIATION (“AAA”) AND THAT THE NEUTRAL ARBITRATOR WILL BE SELECTED IN A MANNER CONSISTENT WITH AAA’S NATIONAL RULES FOR THE RESOLUTION OF EMPLOYMENT DISPUTES. I AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, MOTIONS TO DISMISS AND DEMURRERS, AND MOTIONS FOR CLASS CERTIFICATION, PRIOR TO ANY ARBITRATION HEARING. I ALSO AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY EXCEPT AS PROHIBITED BY LAW. I UNDERSTAND THAT THE COMPANY WILL PAY FOR ANY ADMINISTRATIVE OR HEARING FEES CHARGED BY THE ARBITRATOR OR AAA EXCEPT THAT I SHALL PAY THE FIRST $125.00 OF ANY FILING FEES ASSOCIATED WITH ANY ARBITRATION I INITIATE. I AGREE THAT THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN A MANNER CONSISTENT WITH THE RULES AND THAT TO THE EXTENT THAT THE AAA’S NATIONAL RULES FOR THE RESOLUTION OF EMPLOYMENT DISPUTES CONFLICT WITH THE RULES, THE RULES SHALL TAKE PRECEDENCE. I AGREE THAT THE DECISION OF THE ARBITRATOR SHALL BE IN WRITING. I AGREE THAT ANY ARBITRATION UNDER THIS AGREEMENT SHALL BE CONDUCTED IN MARICOPA COUNTY, ARIZONA.
          C. Remedy. EXCEPT AS PROVIDED BY THE RULES AND THIS AGREEMENT, ARBITRATION SHALL BE THE SOLE, EXCLUSIVE AND FINAL REMEDY FOR ANY DISPUTE BETWEEN ME AND THE COMPANY. ACCORDINGLY, EXCEPT AS PROVIDED FOR BY THE RULES AND THIS AGREEMENT, NEITHER I NOR THE COMPANY WILL BE PERMITTED TO PURSUE COURT ACTION REGARDING CLAIMS THAT ARE SUBJECT TO ARBITRATION. NOTWITHSTANDING, THE ARBITRATOR WILL NOT HAVE THE AUTHORITY TO DISREGARD OR REFUSE TO ENFORCE ANY LAWFUL COMPANY POLICY, AND THE ARBITRATOR SHALL NOT ORDER OR REQUIRE THE COMPANY TO ADOPT A POLICY NOT OTHERWISE REQUIRED BY LAW. NOTHING IN THIS AGREEMENT OR IN THIS PROVISION IS INTENDED TO WAIVE THE PROVISIONAL RELIEF REMEDIES AVAILABLE UNDER THE RULES.
          D. Administrative Relief. I UNDERSTAND THAT THIS AGREEMENT DOES NOT PROHIBIT ME FROM PURSUING AN ADMINISTRATIVE CLAIM WITH A LOCAL, STATE OR FEDERAL ADMINISTRATIVE BODY. THIS AGREEMENT DOES, HOWEVER, PRECLUDE ME FROM PURSUING COURT ACTION REGARDING ANY SUCH CLAIM.

          E. Voluntary Nature of Agreement. I ACKNOWLEDGE AND AGREE THAT I AM EXECUTING THIS AGREEMENT VOLUNTARILY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE BY THE COMPANY OR ANYONE ELSE. I FURTHER ACKNOWLEDGE AND AGREE THAT I HAVE CAREFULLY READ THIS AGREEMENT AND THAT I HAVE ASKED ANY QUESTIONS NEEDED FOR ME TO UNDERSTAND THE TERMS, CONSEQUENCES AND BINDING EFFECT OF THIS AGREEMENT AND FULLY UNDERSTAND IT, INCLUDING THAT I AM WAIVING MY RIGHT TO A JURY TRIAL. FINALLY, I AGREE THAT I HAVE BEEN PROVIDED AN OPPORTUNITY TO SEEK THE ADVICE OF AN ATTORNEY OF MY CHOICE BEFORE SIGNING THIS AGREEMENT.
     13. General Provisions.
          A. Governing Law; Consent to Personal Jurisdiction. This Agreement will be governed by the laws of the State of Arizona without giving effect to any choice of law rules or principles that may result in the application of the laws of any jurisdiction other than Arizona. To the extent that any lawsuit is permitted under this Agreement, I hereby expressly consent to the personal jurisdiction of the state and federal courts located in Arizona for any lawsuit filed against me by the Company.
          B. Entire Agreement. This Agreement, together with the Exhibits herein, sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and supersedes all prior discussions or representations between us including, but not limited to, any representations made during my interview(s) or relocation negotiations, whether written or oral. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the President of the Company and me. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.
          C. Severability. If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.
          D. Successors and Assigns. This Agreement will be binding upon my heirs, executors, assigns, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns. There are no intended third party beneficiaries to this Agreement except as expressly stated.
          E. Waiver. Waiver by the Company of a breach of any provision of this Agreement will not operate as a waiver of any other or subsequent breach.
          F. Survivorship. The rights and obligations of the parties to this Agreement will survive termination of my employment with the Company.
          G. Signatures. This Agreement may be signed in two counterparts, each of which shall be deemed an original, with the same force and effectiveness as though executed in a single document.

Date:

Signature

Name of Employee (typed or printed)

Witness:

Signature

Name (typed or printed)

Exhibit A
LIST OF PRIOR INVENTIONS
AND ORIGINAL WORKS OF AUTHORSHIP

Title	Date	Identifying Number or Brief Description

___ No inventions or improvements
___ Additional Sheets Attached

Signature of Employee:

Print Name of Employee:

Date:

Exhibit B
LIMELIGHT NETWORKS, INC.
TERMINATION CERTIFICATION
     This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to Limelight Networks, Inc., its subsidiaries, affiliates, successors or assigns (together, the “Company”).
     I further certify that I have complied with all the terms of the Company’s At Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that agreement.
     I further agree that, in compliance with the At Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement, I will preserve as confidential all Company Confidential Information and Associated Third Party Confidential Information including trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants or licensees.
     I also agree that for twelve (12) months from this date, I will not either directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees to leave their employment, or to enter into an employment, consulting, contractor, or other relationship with any other person, firm, business entity, or organization (including with myself).
     After leaving the Company’s employment, I will be employed by                      in the position of:                     .

Signature of employee

Print name

Date

Address for Notifications:

Exhibit C
LIMELIGHT NETWORKS, INC.
CONFLICT OF INTEREST GUIDELINES
     It is the policy of Limelight Networks, Inc. to conduct its affairs in strict compliance with the letter and spirit of the law and to adhere to the highest principles of business ethics. Accordingly, all officers, employees and independent contractors must avoid activities which are in conflict, or give the appearance of being in conflict, with these principles and with the interests of the Company. The following are potentially compromising situations which must be avoided. Any exceptions must be reported to the President and written approval for continuation must be obtained.
     1. Revealing confidential information to outsiders or misusing confidential information. Unauthorized divulging of information is a violation of this policy whether or not for personal gain and whether or not harm to the Company is intended. (The At Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement elaborates on this principle and is a binding agreement.)
     2. Accepting or offering substantial gifts, excessive entertainment, favors or payments which may be deemed to constitute undue influence or otherwise be improper or embarrassing to the Company.
     3. Participating in civic or professional organizations that might involve divulging confidential information of the Company.
     4. Initiating or approving personnel actions affecting reward or punishment of employees or applicants where there is a family relationship or is or appears to be a personal or social involvement.
     5. Initiating or approving any form of personal or social harassment of employees.
     6. Investing or holding outside directorship in suppliers, customers, or competing companies, including financial speculations, where such investment or directorship might influence in any manner a decision or course of action of the Company.
     7. Borrowing from or lending to employees, customers or suppliers.
     8. Acquiring real estate of interest to the Company.
     9. Improperly using or disclosing to the Company any proprietary information or trade secrets of any former or concurrent employer or other person or entity with whom obligations of confidentiality exist.
     10. Unlawfully discussing prices, costs, customers, sales or markets with competing companies or their employees.

     11. Making any unlawful agreement with distributors with respect to prices.
     12. Improperly using or authorizing the use of any inventions which are the subject of patent claims of any other person or entity.
     13. Engaging in any conduct which is not in the best interest of the Company.
     Each officer, employee and independent contractor must take every necessary action to ensure compliance with these guidelines and to bring problem areas to the attention of higher management for review. Violations of this conflict of interest policy may result in discharge without warning.